UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2020

THE MICHAELS COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36501	37-1737959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering and Notes Indenture

On October 1, 2020 (the “Closing Date”), Michaels Stores, Inc. (the “Issuer”), an indirect, wholly-owned subsidiary of The Michaels Companies, Inc., completed the issuance and sale of $375 million in aggregate principal amount of 4.750% Senior Secured Notes due 2027 (the “Notes”). The Notes were issued pursuant to an Indenture, dated October 1, 2020, among the Issuer, Michaels Funding, Inc. (the “Parent”) and certain subsidiaries of the Issuer, as guarantors, and U.S. Bank National Association, as trustee and collateral agent (the “Indenture”). The Notes will mature on October 1, 2027 and bear interest at a rate of 4.750% per year, with interest payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2021.

The net proceeds from the offering and sale of the Notes, together with borrowings under the 2027 Term Loans (as defined below) and cash on hand, are being used to refinance in full the Issuer’s existing term loans and to pay related fees and expenses.

The Notes are guaranteed on a senior secured basis by the Parent and each of the Issuer’s existing and future domestic subsidiaries that guarantee the Issuer’s senior secured credit facilities. The Notes and guarantees thereof are the Issuer’s and the guarantors’ senior secured obligations.

The Notes and guarantees will be secured equally and ratably with the Issuer’s senior secured term loan facility and, accordingly, will be secured, subject to certain exceptions, by substantially all of the assets of the Issuer and the guarantors, including:

•	a first-priority pledge of the Issuer’s capital stock and all of the capital stock held directly by the Issuer and its subsidiaries that guarantee the Notes (which pledge, in the case of any foreign subsidiary or foreign subsidiary holding company, is limited to 65% of the voting stock of such foreign subsidiary or foreign subsidiary holding company and 100% of the non-voting stock of such subsidiary);

•	a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Issuer and each guarantor, including substantially all of the Issuer’s and the guarantors’ owned real property and equipment, but excluding, among other things, the collateral described below (collectively, and together with the pledge of capital stock described in the immediately preceding bullet-point, referred to as the “Term Priority Collateral”); and

•	a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by the Issuer or the guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by the Issuer and the guarantors, and certain related assets and proceeds of the foregoing (the “ABL Priority Collateral” and, together with the Term Priority Collateral, collectively, the “Collateral”).

At any time prior to October 1, 2023 the Issuer may redeem (a) up to 40% of the Notes with the aggregate principal amount so redeemed up to an amount equal to the aggregate gross proceeds from certain equity offerings received by or contributed to the Issuer at a redemption price of 104.750% of the principal amount plus accrued and unpaid interest thereon to, but excluding, the redemption date and (b) all or part of the Notes at 100.000% of the principal amount plus any accrued and unpaid interest thereon to, but excluding, the redemption date and a customary “make-whole” premium. Thereafter, the Issuer may redeem all or part of the Notes at annually declining redemption premiums until October 1, 2025, at and after which date the redemption price will be equal to 100.000% of the principal amount redeemed, plus any accrued and unpaid interest thereon to, but excluding, the date of redemption.

Upon the occurrence of a change of control, as defined in the Indenture, the holders of the Notes will have the right to cause the Issuer to repurchase some or all of the Notes at 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase. In addition, if the Issuer or its restricted subsidiaries sells certain assets constituting Term Priority Collateral, then under certain circumstances the Issuer will be required to offer to repurchase the Notes at 100.000% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase.

Subject to certain exceptions and qualifications, the Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries, including the guarantors, to:

•	incur additional indebtedness or issue certain disqualified stock or preferred stock;

•	create liens;

•	pay dividends or make distributions or redeem or repurchase equity;

•	prepay subordinated debt or make certain investments, loans, advances and acquisitions;

•	transfer or sell assets;

•	engage in consolidations, amalgamations or mergers, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

The Indenture also provides for events of default which, if any of them occurs, would require or permit the principal of, premium, if any, and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Notes is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

2027 Term Loans

On the Closing Date, the Issuer entered into the Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 1, 2020 (the “Term Loan Amendment”), by and among the Issuer, the guarantors identified therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the 2020 New Refinancing Term B Loan Lenders (as defined therein) and the 2020 Converting Refinancing Term B Loan Lenders (as defined therein), which amends the Issuer’s senior secured term loan facility (the existing term loan credit agreement, as amended, the “Amended Term Loan Agreement” and the existing term loan facility, as amended, the “Amended Term Loan Facility”).

The Amended Term Loan Facility provides for senior secured term loans in an aggregate principal amount of $1,670 million (the “2027 Term Loans”) maturing on October 1, 2027, subject to a springing maturity date of April 15, 2027 if certain other indebtedness, including the Issuer’s 8.000% senior unsecured notes, exceeds $100 million as of such earlier date (the “2027 Term Loan Maturity Date”).

Under the Amended Term Loan Agreement, the Issuer has the right to request additional indebtedness in an aggregate amount of up to the sum of (a) the greater of $650 million and 100% of EBITDA (as defined in the Amended Term Loan Agreement) on a pro forma basis for the most recently ended four fiscal quarter period, plus (b) the aggregate amount of voluntary prepayments of certain indebtedness, plus (c) at the Issuer’s election, an amount of additional indebtedness if the consolidated secured debt ratio (as defined in the Amended Term Loan Agreement) is no more than 3.25 to 1.00 on a pro forma basis as of the last day of the most recently ended four fiscal quarter period, subject to certain adjustments.  The lenders under the Amended Term Loan Facility will not be under any obligation to provide any such additional term loans and the incurrence of any additional term loans is subject to customary conditions precedent.

Under the Amended Term Loan Facility, the Issuer is required to make scheduled quarterly payments equal to 0.25% of the original principal amount of the 2027 Term Loans (subject to adjustments relating to the incurrence of additional term loans), with the balance to be paid on the 2027 Term Loan Maturity Date.

Borrowings under the Amended Term Loan Facility will bear interest at a rate per annum, at the Issuer’s option, of either (a) a margin of 2.50% plus a base rate defined as the highest of (1) the prime rate published by The Wall Street Journal, (2) the greater of the federal funds effective rate and the overnight bank funding rate determined by the Federal Reserve Bank of New York, plus 0.5% and (3) the one-month London Interbank Offered Rate (“LIBOR”) plus 1%, in each case, subject to a 1.75% floor, or (b) a margin of 3.50% plus the applicable LIBOR, subject to a 0.75% floor.

The Amended Term Loan Facility provides for a 1.0% soft call premium applicable to the 2027 Term Loans in connection with certain repricing transactions occurring on or prior to the six month anniversary of the effective date of the Term Loan Amendment.

The foregoing description of the Amended Term Loan Facility is qualified in its entirety by reference to the Term Loan Amendment, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated October 1, 2020, among Michaels Stores, Inc., as Issuer, the guarantors party thereto and U.S. National Bank Association, as trustee and collateral agent.
4.2	Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among Michaels Stores, Inc., the guarantors identified therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the 2020 Converting Replacement Term B Loan Lenders (as defined therein) and the 2020 New Refinancing Term B Loan Lenders (as defined therein).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Michael Diamond
Michael Diamond
Executive Vice President and Chief Financial Officer

Date: October 2, 2020